Exhibit (a)(6)

        FORM OF GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer.--Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

For this type of account:               Give the TAXPAYER
                                        IDENTIFICATION
                                        number of--
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1. An individual's account              The individual

2. Two or more individuals              The actual owner of the
   (joint account)                      account or, if combined
                                        funds, the first
                                        individual on the
                                        account(1)

3. Husband and wife (joint              The actual owner of the
   account)                             account or, if joint
                                        funds, the first
                                        individual on the
                                        account(1)

4. Custodian account of a minor         The minor(2)
   (Uniform Gift to Minors Act)

5. Adult and minor (joint               The adult or, if the
   account)                             minor is the only
                                        contributor, the
                                        minor(1)

6. Account in the name of               The ward, minor, or guardian
   guardian or committee for a          incompetent person(3)
   designated ward, minor, or
   incompetent person

7. a. The usual revocable               The grantor-trustee(1)
      savings trust account
      (grantor is also trustee)

   b. So-called trust account           The actual owner(1)
      that is not a legal or valid
      trust under state law

8. Sole proprietorship account          The owner(4)

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For this type of account:               Give the TAXPAYER
                                        IDENTIFICATION
                                        number of--
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 9.   A valid trust, estate, or         The legal entity (do not
      pension trust                     furnish the identifying
                                        number of the personal
                                        representative or trustee
                                        unless the legal entity
                                        itself is not designated
                                        in the account title) (5)

10.   Corporate account                 The corporation

11.   Religious, charitable, or         The organization
      educational organization
      account

12.   Partnership account held          The partnership
      in the name of the
      business

13.   Association, club, or other       The organization
      tax-exempt organization

14.   A broker or registered            The broker or nominee
      nominee

15.   Account with the                  The public entity
      Department of Agriculture
      in the name of a public
      entity (such as a state or
      local government, school
      district, or prison) that
      receives agricultural
      program payments

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(1) List first and circle the name of the person whose number you furnish.
(2) the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Show your individual name. You may also your business name. You may use either your Social Security Number or Employer Identification Number.
(5) List first and circle the name of the legal trust, estate, or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                     Page 2


Obtaining a Number
If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card (for individuals), or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), or Form W-7, Application for International Taxpayer Identification Number (for U.S. resident aliens), at the local office or Website of the Social Security Administration or the Internal Revenue Service and apply for a number.

Payees Exempt from Backup Withholding
The following is a list of payees exempt from backup withholding and for which no information reporting is required. For interest and dividends, all listed payees are exempt except those identified in item (9). For broker transactions, payees listed in items (1) through (13) and a person registered under the Investment Advisors Act of 1940 who regularly acts as a broker are exempt. Payments subject to reporting under Sections 6041 and 6041A of the Internal Revenue Code (the "Code") are generally exempt from backup withholding only if made to payees described in items (1) through (7), except a corporation that provides medical and health care services or bills and collects payments for such services is not exempt from backup withholding or information reporting. Only payees described in items (2) through (6) are exempt from backup withholding for barter exchange transactions, patronage dividends, and payments by certain fishing boat operators.
(1)   A corporation.
(2) An organization exempt from tax under Section 501(a) of the Code, an IRA, or a custodial account under Section 403(b)(7) of the Code if the account satisfies the requirements of Section 401(f)(2).
(3)   The United States or any of its agencies or instrumentalities.
(4) A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.
(5) A foreign government or any of its political subdivisions, agencies or instrumentalities.
(6) An international organization or any of its agencies or instrumentalities.
(7)   A foreign central bank of issue.
(8) A dealer in securities or commodities required to register in the United States, the District of Columbia or a possession of the United States.
(9) A futures commission merchant registered with the Commodity Futures Trading Commission.
(10)  A real estate investment trust.
(11) An entity registered at all items during the tax year under the Investment Company Act of 1940.
(12)  A common trust fund operated by a bank under Section 584(a) of the Code.
(13)  A financial institution.
(14) A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporation Secretaries, Inc., Nominee List.
(15)  A trust exempt from tax under Section 664 of the Code or described in
      Section 4947 of the Code.
Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
   o Payments to nonresident aliens subject to withholding under U.C. Section 1441.
   o Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
   o Payments of patronage dividends where the amount received is not paid in money.
   o  Payments made by certain foreign organizations.
Payments of interest not generally subject to backup withholding include the following:
   o Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
   o Payments of tax-exempt interest (including exempt-interest dividends under U.C. Section 852).
   o Payments described in U.C. Section 6049(b)(5) to nonresident aliens.
   o  Payments on tax-free covenant bonds under U.C.
      Section 1451.
   o  Payments made by certain foreign organizations.
Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS
FORM WITH THE PAYER.

Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under U.C. Sections 6041, 6041A(a), 6045, and 6050A.

Privacy Act Notice.--Section 6109 of the Code requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file a tax return. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties
(1) Penalty for Failure to Furnish Taxpayer Identification Number.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) Civil Penalty for False Information With Respect to Withholding.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) Criminal Penalty for Falsifying Information.-- Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.




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